Exhibit 99.1

Orient Paper Appoints Chief Engineer for Digital Photo Paper Production Line

BAODING, China, Feb. 10 /PRNewswire-Asia-FirstCall/ -- Orient Paper, Inc. (AMEX: ONP) ("Orient Paper" or the "Company"), which controls and operates Hebei Baoding Orient Paper Milling Co., Ltd. ("HBOP"), a leading manufacturer and distributor of diversified paper products in Hebei, China, today appointed Mr. Manhua Zhang as Chief Engineer of the Company's digital photo paper production line and announced that the Company will officially launch the production in the beginning of March 2010.

Mr. Zhang will manage the launch and operation of the digital photo paper production line. Prior to joining Orient Paper, Mr. Zhang had extensive work experience in running the digital photo paper production and led the R&D team in China National Pulp and Paper Research Institute, focusing on papermaking wet-end chemistry, digital photo paper technical improvement, fruit bag paper research and development, and optimization of production processes for offset, writing and high-level candy wrapping paper. Mr. Zhang received a bachelor's degree in engineering from Shaanxi University of Science and Technology (formerly known as Shaanxi Northwest Institute of Light Industry) in 1988 and is a National Certified Senior Engineer.

Since the closing of the asset acquisition, the Company has begun to renovate the digital photo paper production line, including optimizing coating machines and rebuilding coating chemical storage tanks. Orient Paper has also been working with its coating raw materials suppliers. In addition, recruitment for experienced salespersons, managers, and administrative employees is underway and is expected to result in the assembly of an operation team after the Chinese New Year in late February.

"We are delighted that Mr. Zhang will lead our digital photo paper segment," said Mr. Zhenyong Liu, Chairman and Chief Executive Officer. "Mr. Zhang has over 20 years of experience in the digital photo paper segment and will add significant value to this new business. We are confident that the revenue and profits of the digital photo paper business segment will help the Company to achieve its make-good financial performance threshold of $18 million adjusted net income (or $1.21 fully diluted EPS) for year 2010."

About Orient Paper, Inc.

Orient Paper, Inc., through its wholly owned subsidiaries, Shengde Holdings, Inc. and Baoding Shengde Paper Co., Ltd., controls and operates Hebei Baoding Orient Paper Milling Co., Ltd ("HBOP"). Founded in 1996, HBOP is engaged in the production and distribution of products such as corrugating medium paper, offset printing paper, writing paper, and other paper and packaging-related products in China. The Company uses recycled paper as its primary raw material. As one of the largest paper producers in Hebei Province, China, the Company is strategically located in Baoding, a city in close proximity to Beijing where the majority of publishing houses are based. Orient Paper is led by an experienced management team committed to diversifying the Company's product offering and delivering tailored services to its customers. For more information, please visit .

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, anticipated revenues from the digital photo paper business segment; the actions and initiatives of current and potential competitors; the Company's ability to introduce new products; market acceptance of new products; general economic and business conditions; the ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed in the Company's filings with the Securities and Exchange Commission. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the companies and the industry. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or to changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward looking statements are reasonable, it cannot assure you that its expectations will turn out to be correct, and investors are cautioned that actual results may differ materially from the anticipated results.

For more information, please contact:

CCG Investor Relations

Elaine Ketchmere, Partner

Tel: +1-310-954-1345

Email: elaine.ketchmere@ccgir.com

Crocker Coulson, President

Tel: +1-646-213-1915

Email: crocker.coulson@ccgir.com

Web: http://www.ccgirasia.com

Orient Paper, Inc.

Winston Yen, CFO

Tel: +1-562-818-3817 (Los Angeles)

Email: info@orientalpapercorporation.com